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Ford Adopts Mark-to-Market for Pension and OPEB Plans; Improves Transparency of Automotive Operating Performance

•	Company builds upon significant pension funding and de-risking progress made to date

•	Mark-to-market recognizes current performance of pension and OPEB plans; no effect on cash, pension funding requirements or employees’ pension and OPEB benefits

•	2015 company pre-tax profit, excluding special items, will increase by $1.5 billion and is now expected to be $10 billion to $11 billion

DEARBORN, Mich., Jan. 7, 2016 – Ford Motor Company (NYSE: F) is changing its method for reporting pension and other postretirement employee benefits (OPEB) to provide a clearer view of Ford’s operating performance and segment results.

“Ford has delivered consistently strong operating results since 2010. The change we are announcing today in how we report accumulated costs related to our pension and OPEB plans will show that our operating results were even stronger, particularly in North America and Europe,” said Bob Shanks, Ford executive vice president and chief financial officer. “The change better aligns our operating results with our operating cash flow and makes our results more comparable to our major competitors. Taking this step was enabled by the pension de-risking strategy we announced in 2012 and have been implementing ever since.”

Mark-to-market, also known as immediate recognition accounting, has been adopted by many large U.S. corporations. Under this method, which Ford adopted on Dec. 31, 2015, Ford will recognize pension and OPEB remeasurement gains and losses in the year incurred (generally in the fourth quarter) rather than amortizing them over many years. The remeasurement will be recognized centrally each year instead of in Ford’s Automotive business units and will be reported as a special item since it is not reflective of the underlying operating results of Ford’s automotive business. The change will have no effect on cash, pension funding requirements or employees’ pension or OPEB benefits.

With this change, Ford’s 2015 pre-tax profit, excluding special items, is expected to increase by about $1.5 billion and is now expected to be $10 billion to $11 billion. Ford has retrospectively applied this change and revised prior period results. The tables that follow contain revised financial information for 2013, 2014 and the first nine months of 2015.

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About Ford Motor Company
Ford Motor Company, a global automotive industry leader based in Dearborn, Michigan, manufactures or distributes automobiles across six continents. With about 197,000 employees and 67 plants worldwide, the company’s automotive brands include Ford and Lincoln. The company provides financial services through Ford Motor Credit Company. For more information regarding Ford and its products worldwide, please visit www.corporate.ford.com.

Contacts:	Media:	Equity Investment Community:	Fixed Income Investment Community:	Shareholder Inquiries:
	Whitney Eichinger	Erik Eliason	Stephen Dahle	1.800.555.5259 or
	1.313.390.5565	1.313.594.0613	1.313.621.0881	1.313.845.8540
	weiching@ford.com	fordir@ford.com	fixedinc@ford.com	stockinf@ford.com

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Risk Factors

Statements included or incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation:

•	Decline in industry sales volume, particularly in the United States, Europe, or China, due to financial crisis, recession, geopolitical events, or other factors;

•	Decline in Ford’s market share or failure to achieve growth;

•	Lower-than-anticipated market acceptance of Ford’s new or existing products;

•	Market shift away from sales of larger, more profitable vehicles beyond Ford’s current planning assumption, particularly in the United States;

•	An increase in or continued volatility of fuel prices, or reduced availability of fuel;

•	Continued or increased price competition resulting from industry excess capacity, currency fluctuations, or other factors;

•	Fluctuations in foreign currency exchange rates, commodity prices, and interest rates;

•	Adverse effects resulting from economic, geopolitical, or other events;

•
Economic distress of suppliers that may require Ford to provide substantial financial support or take other measures to ensure supplies of components or materials and could increase costs, affect liquidity, or cause production constraints or disruptions;

•
Work stoppages at Ford or supplier facilities or other limitations on production (whether as a result of labor disputes, natural or man-made disasters, tight credit markets or other financial distress, production constraints or difficulties, or other factors);

•	Single-source supply of components or materials;

•	Labor or other constraints on Ford’s ability to maintain competitive cost structure;

•	Substantial pension and postretirement health care and life insurance liabilities impairing liquidity or financial condition;

•	Worse-than-assumed economic and demographic experience for postretirement benefit plans (e.g., discount rates or investment returns);

•	Restriction on use of tax attributes from tax law “ownership change;”

•	The discovery of defects in vehicles resulting in delays in new model launches, recall campaigns, or increased warranty costs;

•	Increased safety, emissions, fuel economy, or other regulations resulting in higher costs, cash expenditures, and/or sales restrictions;

•	Unusual or significant litigation, governmental investigations, or adverse publicity arising out of alleged defects in products, perceived environmental impacts, or otherwise;

•
A change in requirements under long-term supply arrangements committing Ford to purchase minimum or fixed quantities of certain parts, or to pay a minimum amount to the seller (“take-or-pay” contracts);

•	Adverse effects on results from a decrease in or cessation or clawback of government incentives related to investments;

•	Inherent limitations of internal controls impacting financial statements and safeguarding of assets;

•	Cybersecurity risks to operational systems, security systems, or infrastructure owned by Ford, Ford Credit, or a third-party vendor or supplier;

•	Failure of financial institutions to fulfill commitments under committed credit and liquidity facilities;

•
Inability of Ford Credit to access debt, securitization, or derivative markets around the world at competitive rates or in sufficient amounts, due to credit rating downgrades, market volatility, market disruption, regulatory requirements, or other factors;

•	Higher-than-expected credit losses, lower-than-anticipated residual values, or higher-than-expected return volumes for leased vehicles;

•	Increased competition from banks, financial institutions, or other third parties seeking to increase their share of financing Ford vehicles; and

•	New or increased credit, consumer, or data protection or other regulations resulting in higher costs and/or additional financing restrictions.

We cannot be certain that any expectation, forecast, or assumption made in preparing forward-looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events, or otherwise. For additional discussion, see “Item 1A. Risk Factors” in our 2014 Form 10-K Report, as updated by our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

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